As filed with the Securities and Exchange Commission on December 14, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
COPA HOLDINGS, S.A.
(Exact name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

Republic of Panama	4512	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Boulevard Costa del Este, Avenida Principal y Avenida de la Rotonda
Urbanización Costa del Este
Complejo Business Park, Torre Norte
Parque Lefevre
Panama City, Panama
(+507 303-3348)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(1-302-738-6680)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David L. Williams Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017	Francesca Lavin Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006
      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box.    ☐
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ 333-129967
      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Share	Offering Price	Fee

Class A common shares, without par value	2,012,500 shares	$20	$40,250,000	$4,306.75

(1)	Includes Class A common shares that the underwriters may purchase solely to cover over-allotments, if any. 16,100,000 shares were previously registered pursuant to the Registrant’s registration statement on Form F-1 (Registration No. 333-129967).

      In accordance with Rule 462(b) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, this Registration Statement incorporates by reference the Registrant’s Registration Statement of Form F-1 (Registration No. 333-129967) to which this Registration Statement relates and shall become effective upon filing with the Securities and Exchange Commission.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 14, 2005.

COPA HOLDINGS, S.A.

By:	*

Name: Pedro Heilbron

Title:	Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on December 14, 2005 in the capacities indicated:

Name	Title

* Pedro Heilbron	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Victor Vial Victor Vial	Chief Financial Officer (Principal Financial Officer)

* Adrian Thiel	Director - Financial Reporting and Accounting (Principal Accounting Officer)

* Stanley Motta	Chairman and Director

* Osvaldo Heilbron	Director

* Jaime Arias	Director

* Ricardo Alberto Arias	Director

* Alberto C. Motta, Jr.	Director

* Mark Erwin	Director

* George Mason	Director

II-6

Name		Title

Roberto Artavia		Director

José Castañeda		Director

* Donald Puglisi		Authorized Representative in the United States

* By:	/s/ Victor Vial Victor Vial, as Attorney-in-Fact

II-7

EXHIBIT INDEX

5.1	Opinion of Galindo, Arias & Lopez, Panamanian legal counsel of the Registrant, as to the legality of the Class A shares

23.1	Consent of Ernst & Young, Panama